Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business Editors:
     Vitran launches its new U.S. LTL IT operating platform

     TORONTO, May 22 /CNW/ - Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN),
a North American transportation and logistics firm, today announced that on
May 19th the Company launched its new U.S. LTL IT operating platform which is expected to enhance management's ability to drive revenue growth, increase productivity, streamline costs, and deliver improved profitability.
     The new operating system replaces the three legacy IT systems in the U.S.
LTL operating division. This new IT system incorporates the strengths of the legacy systems and has additional enhancements that will allow Vitran to better serve its customers with their regional and interregional freight requirements. The launch is the culmination of 17 arduous months of development and testing that has been supported by individuals at every level of the organization, in particular the IT department and its Vice President
Todd Horsch.
     With the implementation complete, management over the next 90 days will focus on eliminating the thirteen overlapping freight terminals in the Upper
Midwest resulting from the 2006 acquisition of PJAX Freight System. Vitran will then begin cross selling to its existing accounts in an effort to fully extract synergies from its recent LTL acquisitions. These initiatives are expected to result both in revenue growth and an improved operating ratio for
Vitran.
     "With the foundation provided by the new IT system in place we will now focus on the integration of all its operations, but more importantly Vitran is in a position to roll out its expanded service offering in North America,"
said Vitran President and Chief Executive Officer Rick Gaetz. "While this has been a long and difficult task it was necessary in order for us to leverage our existing franchise and will allow Vitran to streamline the integration of future acquisitions," concluded Mr. Gaetz.

     About Vitran Corporation Inc.

     Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc.
(NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.

     This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and
applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend",
"estimate", "expect", "project", "may", "plans", "continue", "will", "focus should" "endeavor" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.
     Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

     %SEDAR: 00004231E          %CIK: 0000946823

     /For further information: Richard Gaetz, President/CEO; Sean Washchuk, VP
Finance/CFO, Vitran Corporation Inc., (416) 596-7664; Robert Rinderman; Steven
Hecht, Jaffoni & Collins Incorporated, (212) 835-8500 or VTNC(at)jcir.com/
     (VTNC VTN.)

CO:  Vitran Corporation Inc.

CNW 16:12e 22-MAY-08